Exhibit 99.1

FOR IMMEDIATE RELEASE

PAINCARE REPORTS THIRD CONSECUTIVE YEAR OF RECORD FINANCIAL PERFORMANCE

Fiscal Year 2004 Results Reflect Positive Cash Flow from Operations of Over $3.4 Million,

153% Increase in Revenues and 372% Increase in Net Income;

Company Reiterates 2005 Guidance

ORLANDO, FL – (PR NEWSWIRE) – March 14, 2005 – PainCare Holdings, Inc. (AMEX:PRZ) today reported record financial results for fiscal year ended December 31, 2004.

2004 Financial Highlights Compared to 2003

•

Revenues increased 153% to $37,961,673 from $14,980,867;

•

Operating Income grew nearly four-fold to $10,353,662 from $2,325,567, or 345%;

•

Operating Income as a percentage of revenues increased to 27.3%, up from 15.5%;

•

Net Income rose 372% to $5,730,153, or $0.15 diluted earnings per common share, compared to $1,212,906, or $0.05 diluted earnings per common share;

•

Net income as a percentage of revenues increased to 15.1% from 8.1%;

•

The Company achieved positive cash flow from operations of $3,422,811.

As of December 31, 2004, the Company had approximately $33.1 million in cash and receivables and stockholders’ equity of approximately $55.5 million.

Mark Szporka, PainCare’s Chief Financial Officer, noted, “Our record results are in line with our expressed guidance for 2004.  Consequently, we remain very comfortable with and confident in our ability to meet the annual guidance we have supplied for 2005.  To reiterate, 2005 financial expectations are as follows:  revenues - $59-60 million; operating income - $23-24 million; net income of $14-14.5 million; and earnings per common share of $0.24-$0.25.”

2004 Operations In Review

•

PainCare completed six acquisitions during fiscal year 2004, including:

1)  Denver Pain Management (April);

2)  Georgia Pain Physicians and the merger of Georgia Surgical Centers, Inc.(May);

3)  Northeast Pain Management (May);

4)  Dynamic Rehabilitation Centers (June);

5)  Rick Taylor, D.O., P.A., d/b/a Care Clinics, P.A. (June); and

6)  Center for Pain Management (Dec).

•

The Company expanded its ancillary service offerings with the addition of its proprietary EDX-Direct Program, whereby program physicians are supplied with all equipment, technical training and support necessary to introduce electro-diagnostic medicine studies into their practices’ offerings.

•

PainCare deployed either (or both) MedX-Direct and EDX-Direct programs in 15 physician practices.

•

The Company successfully raised a total of nearly $30 million through both public and private offerings of convertible debt and equity.

•

Research analysts at both First Albany Capital and WR Hambrecht + Co. issued initial and follow-on buy recommendations on PainCare.

•

As of December 31, 2004, institutional holdings in PainCare’s common stock increased to over 22%, up from less than 5% as of September 30, 2004.

Randy Lubinsky, Chief Executive Officer of PainCare, stated, “Marking our fourth consecutive year of record financial performance is a testament to the strength of our business plan and its sound execution.  Moving forward, PainCare intends to continue executing its successful strategy to acquire well established, profitable physician practices in our space and expand the range of services they offer.   Further, in 2005 we intend to become more active in adding procedure rooms to our existing practices and/or acquiring outpatient surgery centers specializing in pain and orthopedic procedures.”

Continuing, Lubinsky added, “In January of this year, we unveiled our new Intra Articular Joint Program (IAJ Program), and have already completed its deployment at ten of our affiliated practices.  The IAJ Program joins our successful EDX-Direct and Med-X Direct programs on our ancillary services platform.  In 2005, we expect the IAJ Program will measurably increase revenue from this area of our business and help to further expand our national network of non-affiliated physician partners.”

“With a well established growth platform in place, the most robust pipeline of potential acquisitions in our history, and a strong balance sheet to support our expansion strategies, PainCare is focused squarely on perpetuating its track record of success in 2005,” concluded Lubinsky.

The Company will also host a teleconference this afternoon beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding PainCare Holdings' financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 800-218-0204 or via the Internet at http://www.paincareholdings.com.   For those unable to participate at that time, a replay of the webcast will be available for 90 days on http://www.paincareholdings.com.

FINANCIAL CHARTS TO FOLLOW

PAINCARE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,2004 AND 2003

	2004	2003
Revenues:
Pain management	$ 21,566,610	$ 6,116,520
Surgeries	5,202,766	3,431,272
Ancillary services	11,192,297	5,433,075
Total Revenues	37,961,673	14,980,867

Cost of sales	6,663,945	4,586,732

Gross profit	31,297,728	10,394,135

General and administrative	19,832,237	7,543,915
Amortization expense	274,345	61,463
Depreciation expense	837,484	463,190

Operating income (loss)	10,353,662	2,325,567

Interest expense	(1,708,077)	(487,786)
Other income	170,568	45,425

Income (loss) before income taxes	8,816,153	1,883,206

Provision for income taxes (note 15)	3,086,000	670,300

Net income (loss)	5,730,153	1,212,906

Basic earnings per share	$ 0.17	$ 0.06

Basic weighted average shares outstanding	32,923,211	20,772,620

Diluted earnings per share	$ 0.15	$ 0.05

Diluted weighted average shares outstanding	42,898,627	23,967,430

SELECT BALANCE SHEET DATA

December 31, 2004

December 31, 2003

(Audited)

Cash and cash equivalents

   $  19,100,840

      $   7,923,767

Current assets

       36,090,757

         14,062,826

Total assets

     103,076,502

         43,420,949

Current liabilities

       26,373,909

           5,741,407

Total liabilities

       47,546,319

         19,947,013

Total Stockholders’ equity

                $  55,530,183

     $  23,473,936

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare is rapidly emerging as one of North America's leading providers of cost-effective, high-tech pain relief. The Company has established and is aggressively expanding a highly specialized, professional health services organization that is comprised of many internationally renowned neuro- and orthopedic surgeons, physiatrists and pain management specialists. Specifically, PainCare's cadre of medical professionals offer pain sufferers a wide range of modalities including interventional pain management, minimally invasive spine surgery and orthopedic rehabilitation.

Through acquired or managed practices, and in partnership with independent physician practices, group practices and medical institutions throughout the country, PainCare also offers numerous ancillary services including MedX-Direct, a proprietary, on-site, turnkey orthopedic rehabilitation program; EDX-Direct, a comprehensive electro-diagnostic medicine program; diagnostic imaging services; Intra Articular Joint Program, a proprietary, non-operative treatment protocol for addressing knee pain and stiffness caused by Osteoarthritis; and medical real estate services. In addition, the Company owns and operates three ambulatory surgery centers located in the southeast region of the United States.

For more information on PainCare Holdings, please visit http://www.paincareholdings.com .

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks :the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins ;the inability to attract new patients by our owned practices, the managed practices and the limited management practices ;increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission.  The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements.

Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.   In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

For more information please contact:

Stephanie Noiseux, Elite Financial Communications Group, LLC at

407-585-1080 or via email at prz@efcg.net